EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE REPORTS 2005 SECOND QUARTER
FINANCIAL RESULTS
~ Loss Per Share of $0.66, In Line With Recent $0.67 to $0.68 Guidance ~
~ Company Increases Fiscal 2005 Guidance to $2.20 to $2.30 ~

Secaucus, New Jersey - August 18, 2005 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the second quarter and six months ended July 30, 2005.

Second Quarter

•	Net sales for the second quarter increased 68% to $318.7 million, compared with $189.2 million a year earlier. Second quarter sales were comprised of $215.3 million from The Children's Place, a 14% increase over last year, and $103.4 million in sales from Disney Store.
•	Comparable store sales increased 4% in the quarter, versus a 10% increase for the same period last year.
•	Net loss was $18.3 million, compared to a net loss of $9.9 million last year.
•	Loss per share was $0.66 compared to a loss per share of $0.37 in the fiscal 2004 period.
•	The Company opened 16 Children's Place stores and closed one store during the second quarter. In addition, the Company opened one Disney Store during the second quarter.

Six-Month Period

•	Net sales for the six-month period increased 66% to $688.0 million, from $414.9 million for the same period in 2004. Sales for the six-month period were comprised of $496.0 million from The Children's Place, a 20% increase over last year, and $192.0 million in sales from the Company's Disney Store business.
•	Comparable store sales increased 9% for the period, compared to a 13% increase for the same period last year.
•	Net loss was $8.1 million, compared to net income of $1.6 million in the year-ago period.
•	Loss per share was $0.29 compared to earnings of $0.06 in the 2004 period. Six-month loss per share results reflected the remaining $1.2 million, or $0.03 per share, charge related to acquired Disney Store inventory.
•	The Company opened 20 Children's Place stores during the six-month period, and closed two. In addition, the Company opened two Disney Stores and closed one.

"Our second quarter financial results reflect improved performance at The Children's Place and better than expected operating results at Disney Store," said Ezra Dabah, Chairman and Chief Executive Officer of The Children's Place. "The Children's Place is positioned for continued growth and success, while at the Disney Store, our strategic initiatives are gaining traction, giving us further confidence in the profitable growth potential of this brand."

The Company stated that it now anticipates consolidated fiscal 2005 earnings in the range of $2.20 to $2.30 per share, compared to previously issued guidance of $2.15 to $2.25 per share. While the Company typically does not provide quarterly guidance, it stated that third quarter consolidated earnings per share are anticipated in the range of $0.86 to $0.91, and fourth quarter consolidated earnings are anticipated to be in the range of $1.61 to $1.66, reflecting a redistribution of the Disney Store's anticipated first year contribution to earnings. The Company continues to believe that Disney Store's fiscal 2005 contribution to earnings will be approximately $0.30 per share.

-more-

PLCE – Second Quarter 2005 Financial Results

The Children's Place will host a webcast of its second quarter conference call today at 9:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company's web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, August 25, 2005.

The Children's Place Retail Stores, Inc., is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of July 30, 2005, the Company owned and operated 768 The Children's Place stores and 307 Disney Stores in North America and its online store, www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Hiten Patel, Chief Financial Officer, 201/902-2177 Heather Anthony, Senior Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                              13 Weeks Ended:                  26 Weeks Ended:
                                              ---------------                  ---------------
                                          July 30,        July 31,         July 30,        July 31,
                                          --------        --------         --------        --------
                                            2005            2004             2005            2004
                                            ----            ----             ----            ----
                                                         (Restated)                        (Restated)

Net sales                               $  318,750      $  189,165       $  687,967      $  414,944
Cost of sales                              219,675         128,426          447,362         260,022
                                        ----------      ----------       ----------      ----------

Gross profit                                99,075          60,739          240,605         154,922
Selling, general and
  administrative expenses                  115,867          64,238          227,888         126,918
Asset impairment charges                       229               0              229               0
Depreciation and amortization               13,271          12,830           26,146          25,452
                                        ----------      ----------       ----------      ----------

Operating (loss) income                    (30,292)        (16,329)         (13,658)          2,552
Interest (expense) income, net                 335              81              430             106
                                        ----------      ----------       ----------      ----------

(Loss) income before income taxes          (29,957)        (16,248)         (13,228)          2,658
(Benefit) provision for income taxes       (11,683)         (6,337)          (5,159)          1,036
                                        ----------      ----------       ----------      ----------

Net (loss) income                       $  (18,274)     $   (9,911)      $   (8,069)     $    1,622
                                        ==========      ==========       ==========      ==========

Basic (loss) income per share           $    (0.66)     $    (0.37)      $    (0.29)     $     0.06

Basic weighted average number
    of shares outstanding                   27,683          26,860           27,533          26,837

Diluted (loss) income per share         $    (0.66)     $    (0.37)      $    (0.29)     $     0.06

Diluted weighted average number
  of shares outstanding                     27,683          26,860           27,533          27,516

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                             July 30, 2005     January 29, 2005     July 31, 2004
                                             -------------     ----------------     -------------
                                                                                      (Restated)
Current assets:

Cash and investments                         $    121,958        $    165,196       $     31,333
Accounts receivable                                22,162              23,987             12,974
Inventories                                       180,708             161,969            136,563
Other current assets                               60,551              41,007             26,631
                                             ------------        ------------       ------------

Total current assets                              385,379             392,159            207,501

Property and equipment, net                       228,918             222,722            212,297
Other assets, net                                  12,730              12,507             16,206
                                             ------------        ------------       ------------

Total assets                                 $    627,027        $    627,388       $    436,004
                                             ============        ============       ============
Current liabilities:

Revolving credit facility                    $     23,090        $     37,268       $          0
Accounts payable                                   82,065              78,106             46,401
Accrued expenses and
    other current liabilities                      89,330              99,575             42,431
                                             ------------        ------------       ------------

Total current liabilities                         194,485             214,949             88,832

Other liabilities                                 113,640             100,776             87,460
                                             ------------        ------------       ------------

Total liabilities                                 308,125             315,725            176,292

Stockholders' equity                              318,902             311,663            259,712
                                             ------------        ------------       ------------

Total liabilities and stockholders' equity   $    627,027        $    627,388       $    436,004
                                             ============        ============       ============

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